                                                                  EXHIBIT 23.2


                      Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 28, 1998, except for Note 22 as to which the date is February 5, 1998, on our audits of the consolidated financial statements of SunSource Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in SunSource Inc.'s 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 21, 1998